SCHEDULE 14A

(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT

OF 1934

Filed by the registrant  ☒    Filed by a party other than the registrant  ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

TIMOTHY PLAN

(Name of Registrant as Specified in its Charter)

NOT APPLICABLE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1.	Title of each class of securities to which transaction applies:

2.	Aggregate number of securities to which transaction applies:

3.	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4.	Proposed maximum aggregate value of transaction:

5.	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

6.	Amount Previously Paid:

7.	Form, Schedule or Registration Statement No.:

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9.	Date Filed:

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

of the

TIMOTHY PLAN CONSERVATIVE GROWTH PORTFOLIO VARIABLE SERIES

1055 Maitland Center Commons

Maitland, FL 32751

Toll Free 800-662-0201

The Timothy Plan (the “Trust”) is holding a special meeting of the shareholders of the Timothy Plan Conservative Growth Portfolio Variable Series (the “Special Meeting”) on Friday, April 27, 2007 at 10:00 a.m., Eastern Time. The Special Meeting will be held at the offices of the Trust’s Administrator, Unified Fund Services, Inc., located at 431 N. Pennsylvania Street, Indianapolis, IN 46204.

The Trust is a Delaware business trust, registered with the Securities and Exchange Commission (“SEC”) and operating as an open-end management investment company. The Trust has authorized the division of its shares into various series (“Funds”) and currently offers shares of twelve Funds to the public. The Trust further has authorized the division of its shares into various classes, each with different sales charges and/or ongoing fees. The Timothy Plan Conservative Growth Portfolio Variable Series (the “Fund”) offers shares only to separate accounts established by various insurance companies and to certain eligible qualified retirement plans. The Fund is intended to serve as an investment vehicle for variable life insurance, variable annuity and group annuity products of insurance companies or qualified plans. The general public may not directly purchase shares of the Fund.

There is only one item for consideration at the Special Meeting. You and your fellow shareholders are being asked to approve new asset allocation percentages for the Fund which include the addition of two newly created Timothy Plan Funds.

The Fund is a “Fund of Funds” that invests the majority of its assets in other Timothy Plan Funds, in designated percentage ranges. The Timothy Plan Board has authorized the creation and offering of two new Timothy Plan Funds, the Timothy Plan High Yield Bond Fund, and the Timothy Plan International Fund. The Board, after careful consideration, has concluded that including these two new Funds in the Fund’s investment allocations is appropriate. Because the investment allocations for the Fund are fundamental, shareholder approval is being sought for the addition of the new funds and the re-structuring of the allocation model. The details of the proposed fund allocations, and a description of the new funds, are contained in the accompanying proxy materials, and we urge you to read it carefully. These two new Funds are not yet in existence and are not yet available for sale to the public. The Trust has filed an amendment to its registration statement with the Securities and Exchange Commission to register the shares of these two new funds. That registration statement will be effective not later than 75 days after filing. The Trust has asked the Commission to accelerate the effective date of the registration to May 1, 2007, but there is no guarantee that the Commission will do so. If the Commission does not accelerate effectiveness, the new funds will be added to the allocation as soon as they become effective.

You may vote at the Special Meeting if you are the record owner of shares of the Fund as of the close of business on March 12, 2007. If you attend the Special Meeting, you may vote your shares in person. If you expect to attend the Special Meeting, please call the Trust at 1-800-662-0201 to inform them.

Your vote on this proposal is very important. If you own Fund shares in more than one account of the Trust, you will receive a proxy statement and one proxy card for each of your accounts. You will need to fill out each proxy card in order to vote the shares you hold for each account.

Whether or not you plan to attend the Special Meeting, please fill in, date, sign and return your proxy card(s) in the enclosed postage paid envelope. You may also return your completed proxy card by faxing it to the Trust at 610-232-1777. PLEASE VOTE NOW TO HELP SAVE THE COST OF ADDITIONAL SOLICITATIONS.

As always, we thank you for your confidence and support.

By Order of the Board of Trustees,
Arthur Ally Chairman

March 19, 2007